EXHIBIT 21

SUBSIDIARIES OF MOODY’S CORPORATION

The following is a list of active subsidiaries of Moody’s Corporation as of December 31, 2013.

U.S. Entities

Amba Research USA Inc.	Delaware
Copal Partners (US) Inc.	Delaware
CSI Global Education, US, Inc.	Delaware
Exevo Inc.	Delaware
Foundation for Fiduciary Studies, Inc.	Delaware
MIS Asset Holdings, Inc.	Delaware
MIS Quality Management Corp.	Delaware
Moody’s Advisors Inc.	Delaware
Moody’s Analytics, Inc.	Delaware
Moody’s Assurance Company, Inc.	New York
Moody’s Assureco, Inc.	Delaware
Moody’s Capital Markets Research, Inc.	Delaware
Moody’s Credit Assessment Holdings, LLC	Delaware
Moody’s Credit Assessment Inc.	Delaware
Moody’s Holdings LLC	Delaware
Moody’s International LLC	Delaware
Moody’s Investors Service, Inc.	Delaware
Moody’s Overseas Holdings, Inc.	Delaware
Moody’s Risk Services Corp.	Delaware
Moody’s Shared Services, Inc.	Delaware

Non U.S. Entities

Administración de Calificadoras S.A.	Mexico
Amba Investment Services Limited	British Virgin Islands
Amba Holdings Inc.	Mauritius
Amba Independent Ltd.	British Virgin Islands
Amba Research Costa Rica SA	Costa Rica
Amba Research HongKong Limited	Hong Kong
Amba Research (India) Private Limited	India
Amba Research Lanka (Private) Limited	Sri Lanka
Amba Research Singapore Pte. Ltd.	Singapore
Amba Research UK Limited	United Kingdom
Barrie & Hibbert Asia Limited	Hong Kong
Copal Business Consulting (Beijing) Co Ltd	China
Copal Market Research Ltd.	Mauritius
Copal Partners (HK) Limited	Hong Kong
Copal Partners Ltd. (Jersey)	Jersey
Copal Partners (UK) Ltd.	United Kingdom
Copal Research India Private Limited	India
Copal Research Ltd.	Mauritius
Dornoch 2011 Limited	United Kingdom
ENB Consulting (Asia) Limited.	Hong Kong
ENB Consulting Asia (Singapore) Pte. Ltd.	Singapore
Exevo India Private Limited	India
Exevo Research Pte. Ltd.	Singapore
Fermat Finance SPRL	Belgium
Fermat GmbH	Germany
Fermat International SA	Belgium

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Fermat Limited	Hong Kong
Fermat Spzoo	Poland
Korea Investors Service, Inc.	South Korea
KIS Pricing, Inc.	South Korea
Midroog Ltd.	Israel
Moody’s America Latina Ltda.	Brazil
Moody’s Analytics Australia Pty Ltd	Australia
Moody’s Analytics Canada Inc.	Canada
Moody’s Analytics Czech Republic s.r.o.	Czech Republic
Moody’s Analytics (DIFC) Limited	Dubai International Finance Centre
Moody’s Analytics Deutschland GmbH	Germany
Moody’s Analytics do Brasil Ltda.	Brazil
Moody’s Analytics Global Education (Canada) Inc.	Canada
Moody’s Analytics Holdings (UK) Ltd.	United Kingdom
Moody’s Analytics Hong Kong Limited	Hong Kong
Moody’s Analytics International Licensing GmbH	Switzerland
Moody’s Analytics Japan K.K.	Japan
Moody’s Analytics Korea Co., Ltd.	South Korea
Moody’s Analytics SAS	France
Moody’s Analytics Singapore Pte. Ltd.	Singapore
Moody’s Analytics Technical Services (Hong Kong) Ltd.	Hong Kong
Moody’s Analytics Technical Services (UK) Limited	United Kingdom
Moodys Analytics (Thailand) Co. Ltd.	Thailand
Moody’s Analytics UK Ltd.	United Kingdom
Moody’s Asia-Pacific Group (Singapore) Pte. Ltd.	Singapore
Moody’s Asia Pacific Limited	Hong Kong
Moody’s Canada, Inc.	Canada
Moody’s Canada LP	Canada
Moody’s China (B.V.I.) Limited	British Virgin Islands
Moody’s Company Hong Kong Limited	Hong Kong
Moody’s Credit Assessment India Private Limited	India
Moody’s de Mexico S.A. de C.V.	Mexico
Moody’s Deutschland GmbH	Germany
Moody’s Eastern Europe LLC	Russia
Moody’s EMEA Holdings Limited	United Kingdom
Moody’s EMEA Ltd.	United Kingdom
Moody’s Finance Company Limited	United Kingdom
Moody’s France S.A.S.	France
Moody’s Group Australia Pty Ltd	Australia
Moody’s Group Cyprus Ltd.	Cyprus
Moody’s Group Deutschland GmbH	Germany
Moody’s Group Finance Ltd.	United Kingdom
Moody’s Group France SAS	France
Moody’s Group (Holdings) Ltd.	United Kingdom
Moody’s Group Japan G.K.	Japan
Moody’s Group UK Ltd.	United Kingdom
Moody’s Holdings (BVI) Ltd.	British Virgin Islands
Moody’s Holdings Ltd.	United Kingdom
Moody’s Indonesia (BVI) Limited	British Virgin Islands
Moody’s Information Consulting (Shenzhen) Co., Ltd.	China
Moody’s Interfax Rating Agency Ltd.	Russia
Moody’s International (UK) Limited	United Kingdom
Moody’s Investment Company India Private Limited	India
Moody’s Investors Service Asia Pacific Pty Ltd	Australia
Moody’s Investors Service (Beijing), Ltd.	China
Moody’s Investors Service (BVI) Ltd.	British Virgin Islands

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Moody’s Investors Service Cyprus Ltd.	Cyprus
Moody’s Investors Service Espana, S.A.	Spain
Moody’s Investors Service Hong Kong Limited	Hong Kong
Moody’s Investors Service (Korea) Inc.	South Korea
Moody’s Investors Service Ltd.	United Kingdom
Moody’s Investors Service Middle East Limited	Dubai International Finance Centre
Moody’s Investors Service India Private Limited	India
Moody’s Investors Service Pty Limited	Australia
Moody’s Investors Service Singapore Pte. Ltd.	Singapore
Moody’s Investors Service South Africa (Pty.) Ltd.	South Africa
Moody’s Israel Holdings, Inc.	British Virgin Islands
Moody’s Italia S.r.l.	Italy
Moody’s (Japan) K.K.	Japan
Moody’s Latin America Calificadora de Riesgo S.A.	Argentina
Moody’s Latin America Holding Corp.	British Virgin Islands
Moody’s Mauritius Holdings Limited.	Mauritius
Moody’s Servicios Latino-America SA de CV	Mexico
Moody’s Shared Services India Private Limited	India
Moody’s Shared Services UK Limited	United Kingdom
Moody’s SF Japan K.K.	Japan
Moody’s Singapore Pte Ltd	Singapore
Moody’s South Africa (BVI) Ltd.	British Virgin Islands
Moody’s (UK) Limited	United Kingdom
PT Moody’s Indonesia	Indonesia

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